                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

     /_/  Preliminary Proxy Statement

     /_/  Confidential,  for Use of the  Commission  Only (as  permitted by Rule
          14a-6(e)(2))

     /_/  Definitive Proxy Statement

     /_/  Definitive Additional Materials

     /X/  Soliciting Material Under Rule 14a-12

                             THE TOPPS COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                       PEMBRIDGE VALUE OPPORTUNITY FUND LP
                        PEMBRIDGE CAPITAL MANAGEMENT LLC
                       CRESCENDO PARTNERS II L.P. SERIES Y
                          CRESCENDO INVESTMENTS II, LLC
                             CRESCENDO ADVISORS LLC
                                 ERIC ROSENFELD
                                 TIMOTHY E. BROG
                                  ARNAUD AJDLER
                                  JOHN J. JONES
                           TOPPS FULL VALUE COMMITTEE
--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.

     /_/  Fee  computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

     /_/  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

     /_/  Check box if any part of the fee is offset as provided by Exchange Act
Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration  statement  number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

                                      -2-

         On May 17,  2006,  the Topps Full Value  Committee  (the  "Committee"),
together  with the other  participants  (as defined  below),  made a preliminary filing with the Securities and Exchange  Commission ("SEC") of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of its slate of director nominees and certain non-binding business proposals at the
2006 annual  meeting of  stockholders  (the "2006 Annual  Meeting") of The Topps
Company, Inc., a Delaware corporation (the "Company").

         Item 1: On May 18,  2006,  the  Committee  issued the  following  press release:

FOR IMMEDIATE RELEASE

Thursday, May 18, 2006

              THE TOPPS FULL VALUE COMMITTEE FILES PROXY STATEMENT

          SEEKS SUPPORT OF STOCKHOLDERS TO ELECT ITS THREE NOMINEES AND
                        APPROVE ITS NON-BINDING PROPOSALS

New York, NY, May 18, 2006 - The Topps Full Value  Committee  (the  "Committee")
announced  today  that it has  filed a  preliminary  proxy  statement  with  the
Securities and Exchange Commission in connection with its intended  solicitation of proxies for the 2006 Annual  Meeting of  Stockholders  of The Topps  Company,
Inc.  (Nasdaq:  TOPP).  Pembridge Value  Opportunity Fund LP  ("Pembridge")  and
Crescendo  Partners II L.P.,  Series Y ("Crescendo"),  members of the Committee, collectively own 5.8% of Topps' outstanding shares of common stock.

The  Committee  is seeking  support  from  stockholders  to elect  three  highly qualified  nominees to the Topps' Board of Directors -- Timothy E. Brog,  Arnaud
Ajdler and John J. Jones.  The  Committee  does not believe  that the  Company's current Board is acting in the best interests of stockholders as evidenced by:

         o   A Deterioration of Topps Financial Performance: Over the last five years,  income  from  operations  fell  significantly  from  $36.6 million  in fiscal  year 2002 to a LOSS of $2.3  million in fiscal year  2006.  IN FACT,  TOPPS  HAS BEEN SO POORLY  MANAGED  THAT IN
              FISCAL YEAR 2006 ITS GROSS MARGIN WAS AT A TEN-YEAR LOW WHILE SG&A
              EXPENSES AS A PERCENTAGE OF SALES WERE AT A TEN-YEAR HIGH.

         o    Excessive  Compensation  to  Management:   As  an  example,  Topps
              Chairman and Chief Executive  Officer,  Mr. Arthur T. Shorin,  has
              received an average salary of approximately $980,000 over the last three  years.  Mr.  Shorin's  salary  is in line  with the  salary received by the chief executive  officers of multi-billion  dollar companies such as Kraft Foods, Hershey and Wrigley's.

         o    Failure to Properly  Allocate  Capital:  Over the past five years,
              Topps has had an  average of Cash and Short  Term  Investments  of
              $103  million,  representing  on average 35% of sales  during this

                                             -3-

              period. Since Topps has not had a good use for its cash, it should be returned to the owners of the Company, its stockholders.

         o    Lack  of  Accountability  and  Sub-standard  Corporate  Governance
              Practices.

         o    Poor Stock Performance:  Topps common stock has lagged indices and its peers.

The Committee is also asking  stockholders to support  non-binding  proposals in the interest of good  corporate  governance.  These  non-binding  proposals  ask stockholders to vote to:

         >    Eliminate the classification of the Topps Board of Directors

         >    Allow  stockholders  holding  at least  15% of  Topps  outstanding shares to call a special meeting

Eric Rosenfeld,  President of Crescendo,  stated, "Our highly qualified nominees are  committed  to  exploring  all  strategic  alternatives  to  maximize  Topps stockholder  value and to encourage  Topps' Board to adopt corporate  governance initiatives that will benefit all stockholders."

Mr.  Rosenfeld  continued,  "We are not surprised that Topps initial response to our nomination and  stockholder  proposals has been focused on personal  attacks rather than  defending the  Company's  financial  performance.  We hope that the proxy contest will be focused on the real issue,  which is whether  stockholders want a  continuation  of the  status  quo of poor  operating  performance  and a lagging  stock  price,  or  whether  they want to elect  nominees  committed  to improving stockholder value."

Timothy Brog,  President of Pembridge,  said, "We believe that our nominees will bring a fresh  perspective to the Topps' Board of Directors,  which is sorely in need of change.  We are  committed  to explore  ALL  strategic  alternatives  to maximize stockholder value, which include, among many things, exploring the sale of  all or  part  of the  Company  in a tax  efficient  manner,  repurchasing  a significant  amount of Topps'  common stock either in the open market or as part
of  a  self-tender   offer,  and  significantly   reducing  the  Company's  cost
structure."

Mr. Brog continued, "The Topps' Board of Directors has erected a virtual arsenal of stockholder-unfriendly defense provisions including a staggered board and the requirement of a  supermajority  vote of Topps  stockholders to amend certain of the Company's  certificate of incorporation and bylaw provisions.  If the Topps'
Board was more  accountable  to the  stockholders,  perhaps  they would not have allowed SG&A expenses to increase by approximately  30% over the last five years despite a 2% decline in sales  during the same time  period.  We look forward to discussing  our  proposals  with Topps  stockholders  and, if our  Nominees  are elected, to improving Topps' abysmal record of corporate governance practices."

                             IT IS TIME FOR A CHANGE

                                      -4-

                 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

         The Topps Full Value  Committee  filed with the Securities and Exchange
Commission   ("SEC")  on  May  17,  2006  a  preliminary   proxy  statement  and
accompanying GOLD proxy card to be used to solicit votes for the election of its slate of director  nominees and certain  business  proposals for use at the 2006
Annual Meeting.  The Committee  strongly advises all Topps  stockholders to read the proxy statements and other proxy materials as they become available  because they contain important information.

STOCKHOLDERS  WILL BE ABLE TO OBTAIN  FREE COPIES OF THE PROXY  STATEMENT  FILED
WITH THE SEC BY THE TOPPS FULL VALUE COMMITTEE THROUGH THE WEBSITE MAINTAINED BY
THE SEC AT  WWW.SEC.GOV.  IN  ADDITION,  INVESTORS  WILL BE ABLE TO OBTAIN  FREE
COPIES OF THE PROXY  STATEMENT FROM THE TOPPS FULL VALUE COMMITTEE BY CONTACTING
TIMOTHY BROG,  PEMBRIDGE  CAPITAL,  708 THIRD  AVENUE,  NEW YORK, NY 10017 OR BY
CALLING D.F. KING & CO., INC. AT (800) 628-8532.

THE PARTICIPANTS IN THE PROXY  SOLICITATION ARE PEMBRIDGE VALUE OPPORTUNITY FUND
LP, A DELAWARE LIMITED PARTNERSHIP, PEMBRIDGE CAPITAL MANAGEMENT LLC, A DELAWARE
LIMITED LIABILITY COMPANY,  TIMOTHY E. BROG, CRESCENDO PARTNERS II, L.P., SERIES
Y, A DELAWARE  LIMITED  PARTNERSHIP,  CRESCENDO  INVESTMENTS II, LLC, A DELAWARE
LIMITED LIABILITY COMPANY,  CRESCENDO ADVISORS LLC, A DELAWARE LIMITED LIABILITY
COMPANY, ERIC ROSENFELD, ARNAUD AJDLER AND JOHN J. JONES.

INFORMATION  CONCERNING THE PARTICIPANTS AND THEIR INTERESTS IN THE SOLICITATION
IS SET FORTH IN THE PROXY STATEMENT FILED WITH THE SEC.

                                    * * * * *

Contacts:

Timothy Brog                                 Eric Rosenfeld
Pembridge Value Opportunity Fund LP          Crescendo Partners II L.P, Series Y
(212) 557-6150                               (212) 319-7676

                                      -5-